EXHIBIT 5


                             COZEN AND O'CONNOR
  ATLANTA, GA            A PROFESSIONAL CORPORATION         NEW YORK, NY
                                 THE ATRIUM
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                           PHILADELPHIA, PA 19103
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                                                January 17, 2001

Board of Directors
Chester Valley Bancorp Inc.
100 East Lancaster Avenue
Downingtown, PA  19335

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel for Chester Valley Bancorp Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of a Registration Statement on Form S-8 relating to shares of common stock of the Company (the "Shares") covered by the Company's 1997 Stock Option Plan, as amended (the "Plan").

        As counsel for the Company, we have examined such corporate records and other documents of the Company and considered such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, we are of the opinion that the Shares have been duly authorized, and when duly issued against the payment of the purchase price therefor pursuant to the Plan and due exercise of the options thereunder, will be validly issued, fully paid and non-assessable.

        We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement.

                                                 Very truly yours,

                                                 s/ COZEN AND O'CONNOR

                                                 COZEN AND O'CONNOR